Exhibit 10.1(a)

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (the "AGREEMENT") is made this 24th day of July, 2007 by and among Cyber Vault Technologies, Inc., an Illinois corporation (the "COMPANY"), the shareholders of the Company listed on APPENDIX A attached hereto (each a "SELLER" and collectively, "SELLERS"), and Terra Firma Technologies, Inc., a Delaware corporation (f/k/a Highriver Acquisition Corp., a Delaware corporation) ("PURCHASER").

     WHEREAS, Sellers are the record and beneficial owner of Five Million One Hundred Twenty-One Thousand Nine Hundred Sixty-Two (5,121,962) shares of common stock of the Company, no par value, (together, the "SELLER SHARES"), which constitute One Hundred Percent (100%) of the issued and outstanding shares of capital stock of the Company;

     WHEREAS, the respective Boards of Directors of Purchaser and the Company have determined that it is advisable and in the best interests of their respective companies and their shareholders to consummate the business combination transaction provided for herein in which the Company will, subject to the terms and conditions set forth herein, merge with and into Purchaser (the "MERGER"); and

     WHEREAS, Purchaser, the Company and the Seller desire to make certain representations, warranties and covenants in connection with the Merger;

     WHEREAS, the parties hereto intend for the Merger to qualify, for federal income tax purposes, as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, Sellers and Purchaser desire to set forth herein their agreement relative to the matters set forth above in these Recitals.

     NOW, THEREFORE, for and in consideration of the mutual promises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Recitals. The recitals contained herein are specifically remade, restated and fully incorporated into the terms and conditions of this Agreement.

     2. The Merger. Subject to the terms and conditions of this Agreement, in accordance with the Delaware General Corporation Law ("DGCL") and the Illinois Business Corporation Act of 1983 ("IBCA"), at the Effective Time (as hereinafter defined), the Company shall merge with and into Purchaser. Purchaser shall become the surviving corporation (hereinafter sometimes called the "SURVIVING CORPORATION") in the Merger, and shall continue its corporate existence under the laws of the State of Delaware. The name of the Surviving Corporation shall be "Terra Firma Technologies, Inc.", a Delaware corporation. Upon consummation of the Merger, the separate corporate existence of the Company shall terminate.

     3. Plan of Merger. This Agreement shall constitute an agreement of merger for purposes of the DGCL and the IBCA.

     4. Effective Time. As promptly as practicable, but in no event later than the third (3rd) business day after all of the conditions set forth in Section 14 shall have been satisfied or, if permissible, waived by the party entitled to the benefit of the same, the Company and Purchaser shall duly execute and file certificates/articles of merger (collectively, the "CERTIFICATES OF MERGER")
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with the Secretary of State of the State of Delaware (the "DELAWARE  SECRETARY")
in accordance with the DGCL and with the Secretary of State of the State of Illinois (the "ILLINOIS SECRETARY") in accordance with the IBCA. The Merger shall become effective on the date (the "CLOSING DATE") and at the later of such time (the "EFFECTIVE TIME") as the Certificates of Merger are filed with the Delaware Secretary and the Illinois Secretary or at such later date and time as is specified in such Certificates of Merger, but in no event shall the Closing Date occur later than July 20, 2007 unless agreed to in writing by the undersigned. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "CLOSING") shall be held at the offices of Hennessy & Roach, P.C., 140 South Dearborn Street, 7th Floor, Chicago, Illinois 60603 or such other location as the parties may mutually agree upon.

     5. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided herein and as set forth in Section 259 of the DGCL and
Section 11.50 of the IBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, (a) all the property, rights, privileges, powers and franchises of the Company shall vest in the Surviving Corporation, and (b) all debts, liabilities, obligations, restrictions, disabilities and duties of Purchaser and the Company shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

     6. Conversion of Company Common Stock.

          (a) At the Effective Time, the Seller Shares shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into the right to receive and be exchangeable for 5,121,962 shares of Purchaser's common stock, $0.001 par value in the same proportions that each Seller owns the Seller Shares (the "MERGER CONSIDERATION"). Each Seller Share converted into the right to receive Merger Consideration pursuant to this Section 6 shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate (each a "CERTIFICATE," and collectively, the "CERTIFICATES") previously representing any such Seller Shares shall thereafter represent the right to receive Merger Consideration.

          (b) If, between the date of this Agreement and the Effective Time, the outstanding shares of Purchaser shall be changed into a different number of shares by reason of any reclassification, recapitalization or exchange of shares or if a stock split, combination, stock dividend, stock rights or dividend thereon shall be declared with a record date within said period, the number of Purchaser shares included in the Merger Consideration, rounded to the nearest whole number.

     7. Certificate of Incorporation. Unless otherwise agreed to by the parties prior to the Effective Time, at and after the Effective Time, the Certificate of Incorporation of Purchaser shall be the Certificate of Incorporation of the Surviving Corporation, until thereafter amended as provided by law and such Certificate of Incorporation.

     8. Bylaws. Unless otherwise agreed to by the parties prior to the Effective Time, at and after the Effective Time, the Bylaws of Purchaser shall be the Bylaws of the Surviving Corporation, until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

     9. Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, title to and possession of any property or right of the Company acquired or to be acquired by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purposes of this Agreement, the Company and its proper officers and

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directors  shall be deemed  to have  granted  to the  Surviving  Corporation  an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Company or otherwise to take any and all such action.

     10. Accounting and Tax Treatment. The parties to this Agreement intend that the Merger shall be treated as a reorganization under Section 368(a) of the Code.

     11. Exchange of Shares.

          (a) At the Effective Time, upon surrender of all the Certificates representing all issued and outstanding Seller Shares to Purchaser, Purchaser shall deliver to each Seller such Seller's pro rata portion of the Merger Consideration.

          (b) After the date of this Agreement, there shall be no transfers on the stock transfer books of the Company of the Seller Shares, which were issued and outstanding immediately prior to the date hereof.

     12. Closing Deliveries.

          (a) At Closing, Sellers shall deliver to Purchaser:

               (i) a Certificate of Good Standing for the Company issued by the Illinois Secretary of State not more than 30 days prior to Closing;

               (ii) a certified copy of resolutions adopted by the shareholders and board of directors of the Company authorizing the execution and delivery of this Agreement and the transactions contemplated hereby;

               (iii)assignment  of any agreements of the Company relating to the
          business  of  the  Company  and  any   consents   required   for  such
          assignments;

               (iv) certificates representing the Seller Shares, which shall be duly endorsed in blank, or accompanies by stock powers duly endorsed in blank, in proper form for transfer;

               (v) a shareholder agreement between the Company and all of its shareholders executed by each Seller in the form attached hereto as EXHIBIT A;

               (vi) a license agreement in substantially the form attached hereto as EXHIBIT B wherein the Company agrees to license to the Purchaser the right to use the Intellectual Property (as hereinafter defined);

               (vii) an irrevocable lease-purchase agreement in substantially the form attached hereto as EXHIBIT C wherein after Purchaser agrees to lease from Cybervault Properties, LLC and Illinois Information Management, LLC certain real property and intellectual property;

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               (viii) an irrevocable  lease-purchase  agreement in substantially the form attached hereto as EXHIBIT D wherein after Purchaser agrees to lease from the Company the IT Assets (as hereinafter defined);

               (ix) all schedules referenced in this Agreement; and

               (x) such other documents as may be reasonably necessary to carry out the transactions contemplated by this Agreement.

     (b) At Closing, Purchaser shall deliver to Sellers:

          (i) the Merger Consideration;

          (ii) a Certificate of Good Standing for Purchaser issued by the Illinois and Delaware Secretaries of State not more than 30 days prior to Closing;

          (iii) a certified copy of resolutions adopted by the shareholders and board of directors of Purchaser authorizing the execution and delivery of this Agreement and the transactions contemplated herein;

          (iv) an employment agreement in substantially the form attached hereto as EXHIBIT E for continued employment with the Purchaser for each member of the Company's management team so designated by the Company prior to the Closing; and

          (v) such other documents as may be reasonably necessary to carry out the transactions contemplated by this Agreement.

     13. Representations and Warranties.

          (a) The Company and Sellers hereby represent and warrant to Purchaser, respectively, as follows:

               (i) Organization. The Company is a corporation duly formed and validly existing under the laws of the State of Illinois and has the power and authority to carry on its business as now conducted, to execute this Agreement and the instruments referred to in this Agreement that it is executing and delivering, and to carry out the transactions contemplated hereby and thereby.

               (ii) Enforceability. The execution and delivery by the Company of this Agreement and the instruments referred to in this Agreement have been duly authorized by the board of directors and Sellers and constitute legal, valid, binding and enforceable agreements and instruments of the Company.

               (iii) No Violation. Neither the execution, delivery, nor performance of this Agreement or any instrument executed and delivered by or on behalf of the Company in connection herewith, nor the consummation of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or thereof, contravenes the Articles of Incorporation or By-Laws of the Company or any provisions of law, statute, rule, regulation or judgment, decree, franchise, order or permit applicable to the Company, or conflicts or is inconsistent with or will result in any breach of or to the Company's Knowledge constitute a default under any contract,

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          commitment,  agreement,  understanding,  arrangement or instrument, or result in the creation of or imposition of (or the obligation to create or impose) any lien, encumbrance or liability on any of the property or assets of the Company. "COMPANY'S KNOWLEDGE" shall mean the actual knowledge of the Sellers after reasonable investigation.

               (iv) Compliance with Laws. To the Company's Knowledge, the Company is in compliance with all applicable laws, statutes, ordinances, rules, regulations and orders of governmental authorities, and the Company has not received notice asserting any violation thereof or non-compliance therewith. To the Company's Knowledge, the Company holds all the permits, licenses, certificates, registrations, approvals or authorizations by or of governmental authorities or third parties necessary or desirable for operation of the Company's business, all of which are in full force and effect.

               (v)  Litigation.   There  is  no  claim,  demand,  suit,  action,
          arbitration or other administrative proceeding or investigation pending or threatened against the Company, or to which the Company is otherwise a party, or which may cause a material adverse effect for the Company, before any court or any governmental department, commission, board, agency or instrumentality; nor to the Company's Knowledge is there any basis for any such claim, demand, suit, action, proceeding or investigation. For purposes of this sub-section, "material adverse effect" shall mean any liability, cost, or potential financial exposure of at least $10,000, or any effect, which may have a tendency to substantially disrupt or affect the ongoing business operations of the Company or the Purchaser.

               (vi) Disclosure. To Company's Knowledge, the representations and warranties of the Company made in or pursuant to this Agreement do not omit any material fact necessary in order to make the statements made herein, in light of the circumstances under which they are made, not misleading. To the Company's Knowledge, none of the information contained herein contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein not misleading.

               (vii) The Company. The authorized capital stock of the Company consists of Five Million One Hundred Twenty-One Thousand Nine Hundred Sixty-Two (5,121,962) shares of common stock, of which only the Shares are issued and outstanding as of the date of this Agreement and no shares are held in treasury. The Shares have been duly and validly authorized and issued and are fully paid and nonassessable. No Shares are subject to any preferences, qualifications, limitations, restrictions or special or relative rights under the Company's articles of incorporation. There are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of capital stock of the Company, whether now or hereafter authorized or issued.

               (viii) Title to the Shares. Sellers own, beneficially and of record, the number of Shares set forth under Sellers' names on the signature page to this Agreement, free and clear of all all options, pledges, security interests, liens, mortgages, charges, claims, conditional sale agreements, title exceptions or other encumbrances or restrictions of any kind (collectively, "Encumbrances"), and have good and marketable title to such Shares and full legal right, power and authority to transfer such Shares in the manner contemplated by this Agreement.

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               (ix) No Undisclosed Liabilities.  To the Company's Knowledge, the
          Company has no liabilities, whether accrued, absolute, contingent or otherwise, existing or arising out of any transaction or state of facts existing on or prior to the date hereof, except (a) as and to the extent arising under contracts, commitments, transaction or circumstances identified in the Exhibits and Schedules provided for herein, excluding any liabilities for Company breaches thereunder; and
          (b) liabilities, not material in the aggregate and incurred in the Ordinary Course of Business, which, under GAAP, would not be required to be reflected on a balance sheet prepared as of the date hereof. For purposes of the preceding subsection (b), any liabilities incurred in connection with litigation or judicial, administrative or arbitration proceedings or claims against the Company shall not be deemed to be incurred in the Ordinary Course of Business. An action taken in the "ORDINARY COURSE OF BUSINESS" shall mean an action taken in the ordinary course of business of the Company, as applicable, consistent with custom and practice (including with respect to quantity and frequency) and where for such action to be taken, no separate authorization by the Company's board of directors, as applicable, is required.

               (x) Material Contracts. Schedule 13(a)(x) lists a complete and correct list of all Material Contracts, which the Company shall deliver to the Purchaser prior to the Closing. The Company shall make available to the Purchaser all Material Contracts, and all copies of such Material Contracts made available to the Purchaser shall be true and complete. "MATERIAL CONTRACTS" include every contract, commitment or arrangement, whether written or oral with a value greater than $5,000 (and the Company shall deliver to the Purchaser written descriptions of the terms and conditions of all oral Material Contracts), of a material nature under which the Company is obligated on the date hereof, including the following:

               (A) all consulting arrangements, and contracts for professional, advisory and other services, including contracts under which the Company performs services for others;

               (B) all leases of real estate and personal property;

               (C) all contracts, commitments and agreements for the acquisition, development or disposition of real or personal property other than conditional sales contacts and security agreements whereunder total future payments are, in each instance, less than $5,000.00;

               (D) all contracts relating to the employment, engagement, compensation or termination of directors, officers, employees, consultants or agents of the Company, and all pension, retirement, profit sharing, stock option, stock purchase, stock appreciation, insurance or similar plans or arrangements for the benefit of any employees, officers or directors of the Company;

               (E) all loans, loan commitments, promissory notes, letters of credit or other financial accommodations or arrangements or evidences of indebtedness, including modifications, waivers or amendments thereof, extended to or for the benefit of the Company;

               (F) all loans, loan commitments, promissory notes, letters of credit or other financial accommodations or arrangements or evidences

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          of  indebtedness,   including  modifications,  waivers  or  amendments
          thereof, extended to or for the benefit of any single borrower or related group of borrowers if the aggregate amount of all such loans, loan commitments, promissory notes, letters of credit or other financial accommodations or arrangements or evidences of indebtedness extended to such borrower or related group of borrowers exceeds $50,000.00;

               (G) all union and other labor contracts;

               (H) any contract involving total future payments by the Company of more than $5,000.00 or which requires performance by the Company beyond the second anniversary of the Closing Date, that by its terms does not terminate or is not terminable by the Company without penalty within 30 days after the date of this Agreement;

               (I) except for provisions of the Articles of Incorporation and By-Laws of the Company, all contracts under which the Company as any obligation, direct, indirect, contingent or otherwise, to assume or guarantee any liability or to indemnify any person (other than in a fiduciary capacity);

               (J) all joint venture or marketing agreements with any other person or entity;

               (K) all other Material Contracts, made other than in the Ordinary Course of Business of the Company, to which the Company is a party or under which the Company is obligated.

               (xi) No Defaults. The Company has fulfilled and taken all action reasonably necessary to date to enable it to fulfill, when due, all of its material obligations under all Material Contracts to which it is a party. There are no breaches or defaults by the Company under any Material Contract that could give rise to a right of termination or claim for material damages under such Material Contract, and to the Company's Knowledge no events have occurred that, with the lapse of time or the election of any other party, will become such a breach or default by the Company. To the Company's Knowledge, no breach or default by any other party under any Material Contract has occurred or is threatened that will or could impair the ability of the Company to enforce any of its rights under such Material Contract.

               (xii) Taxes.

               (A) The Company has duly and timely filed all Tax Returns required to be filed or delivered by the Company in connection with the Company's business and operations, to the Company's Knowledge all information included in such Tax Returns is accurate in all material respects, and all Taxes required to be shown on such Tax Returns as payable by the Company with respect to the income of the Company have been paid when due. No application for an extension of time for filing any Tax Return or consent to any extension of the period of limitations applicable to the assessment or collection of any Tax is in effect with respect to the Company. To the Company's Knowledge, the Company is not delinquent on the payment of any Taxes claimed to be due from the Company by any taxing authority, and adequate reserves for Taxes (including any penalties and interest) payable by the Company have been made on the books of the Company and on the most recent of the Company's financial statements. The Company has not received any notice (whether written or, to the Company's knowledge,

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          oral) of any  proposed  audit or proposed  deficiency  for any Tax due from the Company with respect to the business and operations of the Company, as the case may be, and there are no pending audits or claims with respect thereto.

               (B) The Company is not, and within the past five years, has not been, a party to any contract, agreement or arrangement under which the Company has agreed to share Tax liability of any person.

               (C) "TAXES" shall mean any and all taxes, charges, fees, levies or other assessments, including net income, gross receipts, excise, real or personal property, sales, withholding, social security, occupation, use, service, service use, value added, license, net worth, payroll, franchise, transfer, recording, gross income, alternative or add-on minimum, environmental, goods and services, capital stock, profits, single business, employment, severance, stamp, unemployment, customs and duties taxes, fees and charges, imposed by any taxing authority (whether domestic or foreign including any state, local or foreign government or any subdivision or taxing agency thereof), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments. "TAX RETURN" shall mean any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes.

               (xiii) Environmental Conditions. To the Company's Knowledge, there are no present or past Environmental Conditions in any way relating to the business of the Company as conducted on its Premises. "ENVIRONMENTAL CONDITIONS" means the introduction into the soil, groundwater or environment of the Premises (through leak, spill, release, discharge, escape, emission, dumping, disposal or otherwise) of any pollution, including without limitation any contaminant, irritant or pollutant or hazardous substance (whether or not upon the Premises and whether or not such pollution constituted at the time thereof a violation of any environmental law) as a result of which Company or, after the Closing, Purchaser has or may become liable to any person or federal, state, or local government or agency or by reason of which any of the Company's assets may suffer or be subjected to any lien. .

               (xiv) Technology and Intellectual Property.

               (A) Schedule 13(a)(xiv) sets forth a complete and correct list of all (i) registered trademarks, service marks, copyrights and patents;
          (ii)  applications  for registration or grant of any of the foregoing;
          (iii) unregistered trademarks, service marks, trade names, logos and assumed names; and (iv) licenses for any of the foregoing, in each cased, owned by the Company or used in or necessary to conduct the Company's business as presently conducted. The items on Schedule 13(a)(xiv), together will all other trademarks, service marks, trade names, logos, assumed names, patents, copyrights, trade secrets, computer software, licenses, formulae, customer lists or other databases, business application designs and inventions currently used in or necessary to conduct the business of the Company as presently conducted constitute the "INTELLECTUAL PROPERTY".

               (B) Except at set forth on Schedule 13(a)(xiv), the Company has ownership of, or such other rights by license, lease or other agreement in and to, the Intellectual Property as is necessary to permit the Company to use the Intellectual Property in the conduct of

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          its  business as  presently  conducted.  The Company has not  received notice (whether written or, to the Company's Knowledge, oral) alleging that the Company has infringed or violated any trademark, trade name, copyright, patent, trade secret right or other proprietary right of others, and to the Company's Knowledge, it has not committed any such violation or infringement. Other than as set forth on Schedule 13(a)(xiv), to the Company's Knowledge, there is no reason to believe that, upon consummation of the transactions contemplated hereby, including execution of any and all license agreements between the Company and the Purchaser, the Company or the Purchaser will be in any way more restricted in its use of any of the Intellectual Property than it was on the date hereof under any contract to which the Company is a party or by which it is bound, or that use of such Intellectual Property by the Company or the Purchaser will, as a result of such consummation, violate or infringe the rights of any person, or subject the Purchaser or the Company to liability of any kind, under any such contract.

               (C) The IT Assets operate and perform in all material respects in accordance with their documentation and functional specifications and otherwise as required by the Company in connection with its business, and except as set forth in Schedule 13(a)(xiv) have not materially malfunctioned or failed within the past three (3) years. "IT ASSETS" means the computers, computer software, firmware, servers, workstations, routers, hubs, switches, data communications lines and all other information technology equipment, and all associated documentation, owned or leased by the Company. To the Company's Knowledge, the IT Assets do not contain any worms, viruses, bugs, faults or other devices or effects that (i) enable or assist any person or entity to access without authorization the IT Assets; or
          (ii) otherwise significantly adversely affect the functionality of the IT Assets, except as disclosed in its documentation. To the Company's Knowledge, no person or entity has gained unauthorized access to the IT Assets. The Company has implemented reasonable back-up and disaster recovery technology consistent with industry practices. To the Company's Knowledge, none of the IT Assets contains any shareware, open source code, or other software, the use of which requires disclosure or licensing of any intellectual property.

               (xv) Change in Business Relationships. As of the date of this Agreement, the Company has not received notice (whether written or, to the Company's Knowledge, oral), whether on account of the transactions contemplated by this Agreement or otherwise, (i) that any customer, agent, representative, supplier, vendor or business referral source of the Company intends to discontinue, diminish or change its relationship with the Company, the effect of which would be material to the Company taken as a whole; or (ii) that any officer of the Company intends to terminate or substantially alter the terms of his or her employment. There have been no complaints or disputes (in each case set forth in writing) with any customer, employee, agent, representative, supplier or vendor of the Company that have not been resolved which are reasonably likely to be material to the Company taken as a whole.

               (xvi) Financial Condition. The Company is solvent and the Company reasonably expects that it will operate with actual net cash flow as of the end of fiscal year 2007 of not less than $452,000 and actual gross revenue as of the end of fiscal year 2007 of not less than $25,000.

               (xvii) Accredited Investors. The Sellers are accredited investors pursuant to the rules promulgated by the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "SECURITIES ACT").

               (xviii) Real Property. Attached as Schedule 13(a)(xviii) is an exhibit of Real Property, which sets for the a complete and correct description of all real property owned or leased by the Company or in which the Company has an interest (other than as a mortgagee). No real property is carried on the Company's books as "other real estate owned." The Company owns, or has a valid right to use or has a leasehold interest in, all real property used by it in the conduct of its business as such business is presently conducted. The Company shall deliver to Purchaser true, correct, and complete copies of any leases for premises leased by the Company and listed on Schedule
          13(a)(xviii) of the Disclosure Schedule (the "LEASES"). All rent amounts due under the Leases have been paid and, to Company's Knowledge, there exists no default under the terms of the Leases. Except as otherwise set forth in Schedule 13(a)(xviii), the ownership or leasehold interest of the Company of such real property is not subject to free of all liens, and is not subject to any encumbrances except for Permitted Encumbrances. As used in this Agreement, "PERMITTED ENCUMBRANCES" shall mean (i) Encumbrances arising under conditional sales contracts and equipment leases with third parties under which the Company is not delinquent or in default; (ii) carriers', workers', repairers', materialmen's, warehousemen liens' and similar Encumbrances incurred in the ordinary course of business;
          (iii) Encumbrances for taxes not yet due and payable, or that are being contested in good faith and for which proper reserves have been established by the Company; and (iv) zoning and similar restrictions on the use of real property. All Leases shall permit the assignment to or assumption by the Purchaser; and, if necessary, Company shall obtain the written consent of any lessor to the assignment to or assumption by the Purchaser of any Lease. All material certificates, licenses and permits required for the lawful use and occupancy of any real property by the Company, as the case may be, have been obtained and are in full force and effect.

               (xix) Personal Property. Section 13(a)(xix) of the Disclosure Schedule Attached sets forth a complete and correct description of each item of tangible personal property owned by the Company or used by the Company in the conduct of its business that is reflected as a capital asset worth in excess of $1,000 by the Company on the Company's financial statements. The Company owns, or has a valid right to use or a leasehold interest in, all such personal property, all such property is owned free and clear of any Encumbrances except for Permitted Encumbrances, and all to the Company's Knowledge such property is in good working condition, normal wear and tear excepted.

     (b) Purchaser hereby represents and warrants to Sellers as follows:

          (i) Organization and Good Standing. Purchaser is duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power and authority to carry on its business as now conducted, to execute this Agreement and the instruments referred to in this Agreement that it is executing and delivering, and to carry out the transactions contemplated hereby and thereby.

          (ii) Authorization. Purchaser has the requisite power and authority to make, execute and deliver and to perform its obligations under this Agreement. This Agreement has been duly authorized by all requisite action on the part of Purchaser. This Agreement is the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

          (iii) No Violation. Neither the execution, delivery, nor performance of this Agreement or any instrument executed and delivered by or on behalf of Purchaser in connection herewith, not the consummation of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or thereof, contravenes the provisions of law, statute, rule, regulations or judgment, decree, franchise, order or permit applicable to Purchaser, or conflicts or is inconsistent with or will result in any breach of or constitute a default under any contract, commitment, agreement, understanding, arrangement or instrument, or result in the creation of or imposition of (or the obligations to create or impose) any lien, encumbrance or liability on any of the property or assets of Purchaser.

          (iv) Employment. Each individual currently employed by the Company as an officer or manager will be offered continued employment with Purchaser in a role substantially similar to that in which he or she currently serves with the Company, with responsibilities involving the continued management and operation of the Company's products and services, and at each individual employee's current annualized salary as of the date of this Agreement. Such employment offers shall be made in the form of a written employment agreement given by the Purchaser. Upon successful closing of this transaction, each affected employee shall be eligible for a one-time bonus of preferred stock in Purchaser, with amounts of such bonuses to be determined at the discretion of the Purchaser.

          (v) Securities Laws. Based in part on the representations made by the Sellers in this Agreement, the issuance of the Purchaser's stock pursuant to the Merger is exempt from the registration and prospectus delivery requirements of the Securities Act.

          (vi) Disclosure. To Purchaser's Knowledge, the representations and warranties of the Purchaser made in or pursuant to this Agreement do not omit any material fact necessary in order to make the statements made herein, in light of the circumstances under which they are made, not misleading. To the Purchaser's Knowledge, none of the information contained herein contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein not misleading. "PURCHASER'S KNOWLEDGE" shall mean the actual knowledge of Brian Kawamura after reasonable investigation.

     (c) All representations and warranties made by either party to this Agreement shall survive the Closing.

14.  Agreement and Covenants.

     (a) Conduct of Business. During the period commencing on the date hereof and continuing until the Closing Date, the Company shall conduct the Company's business in the Ordinary Course of Business consistent with prudent business practice, as applicable. Without limiting the foregoing, without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld, the Company agrees and covenants that:

          (i) no change shall be made in the articles of incorporation or By-Laws of the Company;

          (ii) no change shall be made in the capitalization of the Company or in the number of issued and outstanding Shares;

          (iii) no dividends or other distributions shall be declared or paid by the Company;

          (iv) the Company shall use its commercially reasonable efforts to maintain its present insurance coverage in respect to its properties, assets, and its business;

          (v) no material changes shall be made in the general nature of the business conducted by the Company;

          (vi) no employment, consulting or similar agreements shall be entered into by the Company that are not terminable by the Company on 30 days' or fewer notice without penalty or obligation;

          (vii) the Company shall file all Tax Returns in a timely manner and shall make any application for or consent to any extension of time for filing any Tax Return or any extension of the period of limitations applicable thereto;

          (viii) the Company shall not do or fail to do anything that will cause a breach by the Company of, or default by the Company under, any Material Contract; and

          (ix) no changes of a material nature shall be made in any of the Company's accounting procedures, methods, policies or practices or the manner in which the Company maintain its records.

     (b) No Conduct Inconsistent with this Agreement. Sellers and the Company shall not, directly or indirectly, solicit, encourage or facilitate inquiries or proposals or enter into any agreement with respect to, or initiate or participate in any negotiations or discussions with or furnish any information to any person or entity concerning (i) any disposition or sale of the Shares of all or a substantial portion of the assets of the Company; or (ii) any merger or other business combination involving the Company, other than as contemplated by this Agreement. Sellers and the Company shall immediately notify the Purchaser orally and in writing if any such proposal (including the materials terms and conditions thereof) is received by, or any person or entity seeks to obtain such information or to initiate such discussions with the Company or any Seller, which notice shall include the identity of the person or entity making such proposal or inquiry.

     (c) Untrue Representations and Warranties. During the term of this Agreement, if any party becomes aware of any facts, circumstances or of the occurrence or impending occurrence of any event that would cause one or more of such party's representations and warranties contained in this Agreement to be or to become untrue as of the Closing Date, then:

          (i) such party shall promptly give detailed written notice thereof to the other parties; and

          (ii) such party shall use reasonable and diligent efforts to change such facts or events to make such representations and warranties true, unless the same shall have been waived in writing by the other parties.

     (d) Non-Competition; Non-Solicitation of Employees.

          (i) For a period of three (3) years beginning on the Closing Date, except with the prior written consent of the Purchaser, each Seller agrees not to, directly or indirectly, either alone or in conjunction with any other person, firm, association, company or corporation:

          (A) engage in the business of design and development of document archival products, systems and services that convert paper, emails and electronic files into permanent, non-modifiable archived records (the "BUSINESS") and the solicitation of customers for such services as an owner, principal, agent, employee or in any other capacity at any business which conducts such Business within the greater-Chicago metropolitan area (which for purposes of Sections 14(d)(i)(A) and 14(d)(i)(D) includes McHenry, Cook, Lake and DuPage counties and northwest Indiana), other than in the performance of his employment responsibilities on behalf of Purchaser;

          (B) solicit or conduct business which involves customer relationship management with any person, corporation or other entity which is a customer of the Company, the Purchaser or a potential customer with whom the Company or the Purchaser has an outstanding oral or written proposal to provide customer relationship management services, other than in the performance of his employment responsibilities on behalf of Purchaser;

          (C) request, advise or directly or indirectly invite any of the existing customers, suppliers or service providers of the Company, the Purchaser or any other affiliate of the Purchaser to withdraw, curtail or cancel its business with the Company, the Purchaser, or any other affiliate of the Purchaser other than through mass mailings or general advertisements not specifically directed at customers of the Company, the Purchaser, or affiliates of the Purchaser; or

          (D) hire, solicit, induce or attempt to solicit or induce any employee, consultant or agent of the Company or the Purchaser to (1) terminate his or her employment or association with the Company or the Purchaser; (2) become employed by or serve in any employment, management, director, consulting or advisory capacity with a company whose business is in direct competition with the Business of the Company or the Purchaser; or
     (3) in any way participate in starting a new company whose business is in direct competition with the Business of Company or the Purchaser, and which is located in the greater-Chicago metropolitan area, as defined in Section 14(d)(i)(A).

          (ii) Notwithstanding the foregoing, each Seller shall not be prevented by this Section 14(d)(ii) from (i) investing or owning shares of stock of any corporation engaged in any business provided that such shares are regularly traded on a national securities exchange or any over-the-counter market; or (ii) retaining any shares of stock in any corporation which such Seller owned prior to the Closing Date.

          (iii) Each Seller has reviewed the provision of this Section 14(d) with legal counsel and acknowledges that the Purchaser would be irreparably inured by a violation of this Section 14(d), that the provisions of this
     Section 9(e) are reasonable and that the Purchaser could not be adequately compensated in damages for any such violation, in light of the sensitivity of the non-public Company's Knowledge that Sellers possess. Each Seller agrees that the Purchaser, in addition to any other remedies available to it for any breach or threatened breach of this Section 14(d), shall be entitled to seek a preliminary injunction, temporary restraining order or other equivalent relief restraining any Seller from any such breach or threatened breach.

          (e) Releases. Effective as of the Closing, each Seller, hereby and without any further action, releases and forever discharges the Company and the Purchaser and their respective officers, directors, employees and agents, from any and all liabilities, claims, obligations, actions, causes of actions, suits at law or in equity of whatever kind or nature, debts, dues, sums or money, accounts, bonds, bills, covenants, contracts, promises, variances, trespasses, judgments, verdicts, extents, encumbrances, payments, damages, costs, attorneys fees, expenses, and demands of any kind or nature, which such Seller may have or may have had, known or unknown, from the beginning of the world, based in whole or in part upon events occurring prior to the Closing Date and/or circumstances existing as of the Closing Date, against the Company or the Purchaser and their respective officers, directors, employees and agents, provided, however, that the foregoing shall not be deemed to waive, discharge or release any of the following claims, benefits or rights of any Seller existing as of the Closing Date: (i) claims arising out of the Purchaser's obligations under this Agreement; (ii) claims for salary accrued and unpaid; (iii) unreimbursed business expenses and director's fees incurred in the Ordinary Course of Business; (iv) any right of a Seller in such Seller's capacity, either directly or indirectly, as a lender to the Company; (v) claims arising from the obligations of a Seller as a guarantor of the Company's or Purchaser's debt or any other obligations; or (vi) claims arising from the Company's or Purchaser's Tax obligations.

     15. Securities Laws. Sellers acknowledge that the shares of Purchaser they shall receive as Merger Consideration have not been registered under the Securities Act will be issued to the Sellers in a private placement transaction effected in reliance on an exemption from the registration requirements of the Securities Act and in reliance on exemptions from the qualification requirements of applicable state securities laws. Sellers understand that none of the shares they receive as Merger Consideration may be sold or otherwise transferred without either (a) registration under the Securities Act and registration and/or qualification under applicable state securities laws or (b) an exemption therefrom.

     16. Indemnification.

          (a)  Indemnification  of  Purchaser.  Subject  to the  limitations  of
     Section 13(c) above, Sellers shall jointly and severally hold Purchaser, and, from and after the Closing, Purchaser and its affiliates, directors, officers, partners, successors, assigns, and agents (collectively "PURCHASER INDEMNIFIED PERSONS"), harmless and indemnify each of them from and against, and Sellers waive any claim for contribution or indemnity against Purchaser Indemnified Persons with respect to any claims, actions, administrative proceedings, judgments, compensatory damages, punitive damages, penalties, fines, costs, liabilities, sums paid in settlement or compromise of claims, interest or losses, reasonable attorneys' fees, expert witness fees and expenses, together with all other costs and expenses of any kind or nature, including any such fees and expenses, relating to a claim for Indemnification ("INDEMNIFIED LOSSES") incurred or to be incurred by any of them, to the extent resulting from or arising from the breach of any agreement, covenant, representation, warranty, or other obligation of Seller made or incurred under or pursuant to this Agreement; provided, however, when all aggregate Indemnified Losses Purchaser has suffered by reason of all breaches or alleged breaches exceed the amount of the Merger Consideration, Sellers will have no obligation to indemnify Purchaser from and against any further Indemnified Losses.

          (b) Indemnification of Sellers. Subject to the limitations of Section 13(c) above, Purchaser shall hold Sellers, their successors, assigns and agents (collectively "SELLER INDEMNIFIED PERSONS") harmless and indemnify each of them from and against, and Purchaser waives any claim for contribution or indemnity against the Seller Indemnified Persons with respect to any and all Indemnified Losses incurred or to be incurred by any of them up to the amount of the Merger Consideration, to the extent resulting from or arising out of the breach of any agreement, covenant, representation, warranty, or other obligation of Purchaser made or incurred under this Agreement; provided, however, when all aggregate Indemnified Losses Sellers have suffered by reason of all breaches or alleged breaches exceed the amount of the Merger Consideration, Purchaser will have no obligation to indemnify Sellers from and against any further Indemnified Losses.

          (c) Notice of Claim. In the event that a party seeks indemnification hereunder such party (the "INDEMNIFIED PARTY") shall give written notice to the indemnifying Party (the "INDEMNIFYING PARTY") specifying the facts constituting the basis for such claim and the amount, to the extent known, of the claim asserted. Subject to the terms hereof, the Indemnifying Party shall pay the amount of any valid claim not more than thirty days (30) after the Indemnified Party provides notice to the Indemnifying Party of such amount.

     17. Notices. All notices, requests, demands and other communications in connection with this Agreement shall be made in writing and shall be deemed to have been given (i) when had delivered; (ii) on the first day after proper and timely deposit, freight prepaid, with a nationally recognized commercial next-day delivery service to the recipient; (iii) three (3) days after deposit in the United States mail, postage prepaid and certified, return receipt requested; or (iv) when sent by facsimile, provided confirmatory notice is sent on the same day as such facsimile transmission by first class mail, postage prepaid, in each case addressed to the party entitled thereto at the address or facsimile number set forth below, unless such address is modified by notice under this section:

     If to Seller:     Cyber Vault Technologies, Inc.
                       c/o Thomas Schlosser
                       3177 McIntyre Road
                       Building 21
                       Savanna, Illinois 61074

     With a copy to:   Edward Y. Lau
                       Law Office of Edward Y. Lau
                       30 North LaSalle Street
                       Suite 3900
                       Chicago, Illinois 60602
                       (312) 346-1155
                       (312) 346-5910 Fax

     If to Purchaser:  Terra Firma Technologies, Inc.
                       c/o Brian Kawamura
                       175 West Jackson
                       Suite 1650
                       Chicago, Illinois 60604
                       (312) 939-8039
                       (312) 939-1022 Fax

     With a copy to:   Hennessy & Roach, P.C.
                       c/o William J. Hawkins
                       140 South Dearborn Street
                       7th Floor
                       Chicago, Illinois 60603
                       (312) 346-6019
                       (312) 346-5330 Fax

     18. Entire Agreement; Amendment. This Agreement and the attached Exhibits and Schedules constitute the entire understanding of the parties and may be amended only by a writing executed by the parties.

     19. Assignment; Binding Effect. No party may assign its rights or delegate its obligations hereunder without the consent of the other party, except that Purchaser may assign its rights hereunder to any affiliated entity. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

     20. No Third-Party Beneficiaries. Nothing in this Agreement shall confer any third-party beneficiary rights or other benefits upon any person or entity that is not a party hereto, and no such third parties may rely on this Agreement to enforce any obligations against any party hereto.

     21. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     22. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Illinois.

     23. Construction. The Section headings herein are solely for convenience of reference and shall not in any way affect the interpretation of this Agreement. When used herein, the masculine shall include the feminine and the neuter and the singular shall include the plural and vice versa.

     24. Incorporation. The recitals set forth above and the Schedules attached hereto are incorporated herein by this reference and by such reference mad a part hereof.

     25. Termination. If this Agreement is terminated prior to the closing of the transaction contemplated herein without Purchaser's fault, the Deposit shall be returned to Purchaser, but if the termination is caused by Purchaser's fault, then upon notice to Purchaser, the Deposit shall be forfeited to Seller as liquidated damages.

     26. Attorneys' Fees. The prevailing party in any action under this Agreement shall be entitled to recover its reasonable attorney's fees court costs and expenses.


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
     IN WITNESS WHEREOF, the Company, each Seller, and the Purchaser have affixed their signatures to this Agreement and Plan of Merger as of the date first written above.

CYBER VAULT TECHNOLOGIES, INC.          TERRA FIRMA TECHNOLOGIES, INC.



By: /s/ Thomas Schlosser                By: /s/ Brian Kawamura
   --------------------------              -------------------------
   Thomas Schlosser                         Brian Kawamura

Its: Chief Executive Officer            Its: Chief Executive Officer

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
                                   APPENDIX A

                                     SELLERS

Shareholder                                                     Number of Shares
-----------                                                     ----------------
Daniel Robinson                                                     435,350
Miles Ackmann                                                       435,350
William Hartmann                                                    415,000
Raymond Chin                                                        448,690
Eileen Chin                                                          50,500
Christine Chun                                                      231,000
Eric Y Chang                                                        331,000
Shameless Commerce, LLC                                             469,360
John Reynolds                                                        10,000
Pelican Associates                                                  571,380
Paul R Troyke                                                       221,500
Paul L Troyke                                                       321,500
Melissa Troyke                                                       35,000
Steve Troyke                                                        186,500
Siegfried Schulz                                                    321,500
Vern Schlosser                                                      127,020
Lucile Danneker                                                      65,510
Drew Chambers                                                        74,502
Earl P. Volden                                                       34,000
Karen/Dave Diamond                                                   50,500
Harmon Family Trust dated 12/12/01                                   65,510
Tom Schlosser                                                        49,140
Mark Kieffer - F                                                      2,000
Deja Vu Holdings, LLC                                                   150
Tony Asta                                                            30,000
Wendell  Clausen                                                      5,000
Bill Bird                                                             5,000
Bradley S O'Halloran                                                130,000

                                                    TOTAL         5,121,962

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